UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2025

Cartica Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41198	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1-202-741-3677

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On January 10, 2025, Cartica Acquisition Corp, a special purpose acquisition company incorporated as a Cayman Islands exempted company (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) announcing, among other things, the results of the extraordinary general meeting of shareholders (the “Special Meeting”) held by the Company on January 3, 2025. At the Special Meeting, the Company’s shareholders (i) approved to extend the date by which the Company has to consummate a business combination from January 7, 2025 to October 7, 2025 (the “Extension”), and (ii) approved to eliminate from the Company’s amended and restated memorandum and articles of association, as amended that the Company may not redeem its Class A ordinary shares sold in its initial public offering (the "Public Shares”) to the extent that such redemption would result in the Company having net tangible assets of less than US$5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem Public Shares irrespective of whether such redemption would exceed the Redemption Limitation. In connection with the approval of the proposals, an aggregate of 901,326 Public Shares were submitted for redemption at a redemption price of approximately $11.72 per share for an aggregate of approximately $10.56 million.

The Company is filing this Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) to clarify the amount of Public Shares issued and outstanding immediately following the redemptions. The second to last paragraph under Item 5.07 of the Initial Report is hereby amended and replaced with the following disclosure:

Item 5.07 Submission of Matters to a Vote of Security Holders.

Shareholders holding 901,326 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $10.56 million (approximately $11.72 per share) will be removed from the Trust Account to pay such holders. Immediately following the redemptions, there were an aggregate of 6,098,096 Class A ordinary shares issued and outstanding, including 1,348,096 redeemable Public Shares and 4,750,000 Class A ordinary shares converted from Class B ordinary shares that are non-redeemable.

Other than the foregoing, no other changes have been made to the Initial Report, and this Amendment should be read in conjunction with the Initial Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cartica Acquisition Corp

Date: January 17, 2025	By:	/s/ Suresh Guduru
	Name:	Suresh Guduru
	Title:	Chairman and Chief Executive Officer